[Letterhead of Lendvai & Nyriri]


June 5, 1998

To Whome It May Concern:

We hereby consent to the use of our name in the Form SB-2 Registration Statement being filed by Hungarian Broadcasting Corp.

Yours truly,

/s/ Vicktor Nyriri

Vicktor Nyriri